SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SYMANTEC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

20330 Stevens Creek Blvd.

Cupertino, California 95014

July 26, 2002

Dear Stockholder:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Symantec Corporation, and of holders of exchangeable shares of Delrina Corporation, a wholly owned subsidiary of Symantec to be held at Symantec Corporation’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, on September 12, 2002, at 10:00 a.m. (Pacific time).

      The matters expected to be acted upon at the meeting include election of Symantec’s Board of Directors, amendments to Symantec’s 1996 Equity Incentive Plan to increase the number of shares authorized for issuance and to amend the provisions providing for “formula” stock option grants to non-employee directors, approval of Symantec’s 2002 Executive Officer’s Stock Purchase Plan, and ratification of the selection of Ernst & Young LLP as Symantec’s independent auditors for fiscal year 2003. Each of these proposals is described in greater detail in the accompanying notice of annual meeting and proxy statement.

      Although the enclosed Proxy Statement describes proposals of Symantec Corporation, the holders of Delrina exchangeable shares are entitled to vote at the meeting because the exchangeable shares entitle the holders to the same rights, benefits and privileges, including voting rights, as the holders of Symantec common stock. We urge holders of Delrina exchangeable shares to participate in our affairs by voting on the proposals at the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend the meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the meeting.

Sincerely,

John W. Thompson
Chairman of the Board of Directors and
Chief Executive Officer

20330 Stevens Creek Blvd.
Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      The 2002 Annual Meeting of Stockholders of Symantec Corporation and holders of exchangeable shares of Delrina Corporation, a wholly owned subsidiary of Symantec, will be held at 10:00 a.m. (Pacific time) on September 12, 2002, at Symantec Corporation’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, for the following purposes:

1. To elect seven directors to Symantec’s Board of Directors (the “Board”), each to hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

2. To amend Symantec’s 1996 Equity Incentive Plan (the “1996 Plan”) to increase the number of shares of Symantec common stock authorized and reserved for issuance under the plan by 6,400,000 shares.

3. To amend the 1996 Plan to (i) modify the annual stock option grant to continuing non-employee directors from 10,000 shares to 12,000 shares, with a transition grant of 6,000 shares to be made following the annual meeting in September 2002, with the effect that continuing non-employee directors, who received stock option grants of 20,000 shares in fiscal year 2002, would receive option grants of 16,000 shares in fiscal year 2003 and 12,000 shares in fiscal years 2004 and beyond, and (ii) to change the time of the annual grant of these stock options from the first Board meeting following the first day of each fiscal year of Symantec to the day after the Annual Meeting of Stockholders.

4. To adopt Symantec’s 2002 Executive Officers’ Stock Purchase Plan, including authorization to issue up to 250,000 shares of Symantec common stock under the plan.

5. To ratify the selection of Ernst & Young LLP as Symantec’s independent auditors for the 2003 fiscal year.

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

      Only stockholders of record as of July 18, 2002 are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Arthur F. Courville
Senior Vice President, General Counsel and Secretary

Cupertino, California

July 26, 2002

      TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

i

PROXY STATEMENT

      This Proxy Statement is being furnished to (i) holders of Symantec common stock, and (ii) holders of exchangeable shares of Delrina Corporation, a wholly owned subsidiary of Symantec, in connection with the solicitation of proxies by Symantec’s Board of Directors for use at an annual meeting of Symantec stockholders to be held at 10:00 a.m. (Pacific time) on September 12, 2002 at Symantec’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, and any adjournment or postponement thereof.

      This Proxy Statement and the accompanying forms of proxy are first being mailed to stockholders of Symantec and holders of exchangeable shares on or about August 7, 2002.

      All Symantec share and per share amounts in this Proxy Statement have been adjusted to reflect the two-for-one stock split effected as a stock dividend, which became effective January 31, 2002.

      No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. The information provided herein is current as of the date of this Proxy Statement or as otherwise indicated, and Symantec does not undertake any duty to update the information provided herein except as otherwise required by law.

ii

THE SYMANTEC 2002 ANNUAL MEETING OF STOCKHOLDERS
Solicitation and Voting of Proxies
Revocability of Proxies
Expenses of Proxy Solicitation
Voting Rights
DIRECTORS AND MANAGEMENT
Directors and Executive Officers
Security Ownership of Certain Beneficial Owners and Management
Compensation of Executive Officers
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
Relationship with Independent Auditors
COMPARISON OF CUMULATIVE TOTAL RETURN March 31, 1997 to March 31, 2002
COMPARISON OF CUMULATIVE TOTAL RETURN June 23, 1989 to March 31, 2002
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
RELATED PARTY TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
THE PROPOSALS
Proposal No. 1 -- Election of Symantec Directors
Proposal No. 2 -- Approval of Increase in Shares Authorized for Issuance Under Symantec’s 1996 Equity Incentive Plan
Proposal No. 3 -- Approval of Amendment to Symantec’s 1996 Equity Incentive Plan to Modify Stock Option Grants to Directors
Proposal No. 4 -- Approval of Symantec’s 2002 Executive Officers’ Stock Purchase Plan
Proposal No. 5 -- Ratification of Selection of Independent Auditors
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER BUSINESS
AVAILABLE INFORMATION
ANNEX A — SYMANTEC CORPORATION 1996 EQUITY INCENTIVE PLAN
ANNEX B — SYMANTEC CORPORATION’S 2002 EXECUTIVE OFFICERS’ STOCK PURCHASE PLAN
ANNEX C — CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

iii

THE SYMANTEC 2002 ANNUAL MEETING OF STOCKHOLDERS

GENERAL PROXY INFORMATION

Solicitation and Voting of Proxies

      The accompanying proxy is solicited on behalf of Symantec’s Board of Directors for use at Symantec’s 2002 annual meeting of stockholders, to be held at Symantec’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, on September 12, 2002, at 10:00 a.m. (Pacific time). Only holders of record of (i) Symantec common stock or (ii) Delrina exchangeable shares at the close of business on July 18, 2002, the record date, will be entitled to vote at the meeting. At the close of business on that date, there were outstanding and entitled to vote (i) 142,553,192 shares of Symantec common stock and (ii) 2,375,336 Delrina exchangeable shares. Each share of Symantec common stock and each Delrina exchangeable share will be entitled to one vote on each matter to be acted upon. A majority of the aggregate number of these shares, present in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered to be represented for purposes of a quorum. This Proxy Statement and the accompanying form of proxy were first mailed to Symantec stockholders and the holders of the Delrina exchangeable shares on or about August 7, 2002.

Revocability of Proxies

      A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by (i) delivering to the corporate secretary of Symantec (by any means, including facsimile) a written notice stating that the proxy is revoked, (ii) signing and so delivering a proxy bearing a later date or (iii) attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy). Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Expenses of Proxy Solicitation

      The expenses of soliciting proxies will be paid by Symantec. Following the original mailing of the proxies and other soliciting materials, Symantec and/or its agents also may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Symantec has retained a proxy solicitation firm, Georgeson Shareholder Communications, Inc. (“Georgeson”), to aid it in the solicitation process. Symantec will pay that firm a fee equal to $8,500, plus expenses. Following the original mailing of the proxies and other soliciting materials, Symantec will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Symantec, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Voting Rights

      Holders of Symantec common stock and Delrina exchangeable shares are each entitled to one vote for each share held as of the record date. Delaware law does not require, and Symantec’s Restated Certificate of Incorporation does not provide for, cumulative voting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. With regard to the election of directors, votes that are withheld will be excluded from the vote and will have no effect. Approval of both of the amendments to the Symantec 1996 Equity Incentive Plan (the “1996 Plan”), approval of the Symantec 2002 Executive Officers’ Stock Purchase Plan (the “2002 Plan”), and ratification of the selection of independent auditors will each require the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and entitled to vote at the meeting at which a quorum is present.

      An abstention from voting will have the same effect as a vote against the proposals to amend the 1996 Plan, the proposal to approve the 2002 Plan, and the proposal to ratify the independent auditors. Under Delaware case law, broker non-votes are counted for purposes of determining whether a quorum is present at the meeting but are not counted for purposes of determining whether a proposal has been approved. Thus, a broker non-vote will not count as shares voting “for” or “against” with respect to any proposal and will not be considered as shares entitled to vote on the proposal solely for purposes of determining whether the proposal has been approved.

      Returned, properly signed proxy cards that provide no instructions as to how they should be voted on a particular proposal will be counted as votes “for” that proposal and, in the case of the election of directors, will be counted as votes “for” election to the board of each of the nominees presented by Symantec’s Board of Directors.

      We have not received notice, as required by Symantec’s Bylaws, of any other matter to be brought before the meeting, except where such notice was withdrawn in a timely manner. If any other matters are properly presented at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time and/or place (including without limitation for the purposes of soliciting additional proxies), the persons named in the enclosed form and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

DIRECTORS AND MANAGEMENT

Directors and Executive Officers

      The directors and executive officers of Symantec are as follows:

Name	Age	Position

John W. Thompson	53	Chairman of the Board of Directors and Chief Executive Officer
John Schwarz	51	President and Chief Operating Officer
Greg Myers	52	Chief Financial Officer, Senior Vice President of Finance
Arthur F. Courville	43	Senior Vice President, General Counsel and Secretary
Donald E. Frischmann	59	Senior Vice President, Communications and Brand Management
Dieter Giesbrecht	58	Senior Vice President, Worldwide Sales, Marketing and Services
Gail E. Hamilton	52	Executive Vice President, Product Delivery and Response
Rebecca Ranninger	43	Senior Vice President, Human Resources
Tania Amochaev(2)	52	Director
Charles M. Boesenberg(3)	54	Director
Per-Kristian Halvorsen(2)	50	Director
Robert S. Miller(1)	60	Director
Bill Owens(1)	62	Director
George Reyes(1)	48	Director
Daniel H. Schulman(1)(2)(3)	44	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

      The Board of Directors chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Symantec.

      John W. Thompson has served as Chairman of the Board of Directors and Chief Executive Officer since April 1999, and as President from April 1999 to January 2002. Mr. Thompson joined Symantec after 28 years at IBM Corporation. In his most recent position as General Manager of IBM Americas, he was responsible for sales and support of IBM’s technology products and services in the United States, Canada and Latin America. Prior to his position with IBM Americas, he was General Manager, Personal Software Products, responsible for the development and marketing of O/S2, IBM’s Intel-based operating systems and other products. Mr. Thompson is a member of the Board of Directors of United Parcel Service, Inc., NiSource Inc., and Seagate Technology, Inc. Mr. Thompson holds an undergraduate degree in business administration from Florida A&M University and a master’s degree in management science from MIT’s Sloan School of Management.

      John Schwarz has served as President and Chief Operating Officer of Symantec since January 2002. In this role, Mr. Schwarz is responsible for Symantec’s product development, incident response, sales, support, professional services and partner relationships. Prior to joining Symantec, Mr. Schwarz served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet, from January 2000 until October 2001. Before joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation. Most recently, he was general manager of IBM’s Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM’s large industry customers. He also held numerous development positions within IBM, including Vice President of Development for the company’s Personal Software Products division. Mr. Schwarz holds a diploma in business administration from the University of Toronto and an undergraduate degree in computer science from the University of Manitoba.

      Greg Myers has served as Vice President of Finance and Chief Financial Officer for Symantec since January 1999. Mr. Myers was promoted to Senior Vice President in March 2000. Mr. Myers is responsible for worldwide finance. As of December 2000, Mr. Myers assumed responsibility for the information technology and worldwide logistics and facilities functions. Previous to his appointment as the company’s CFO in January 1999, Mr. Myers was Symantec’s Vice President of Finance, where he was responsible for worldwide accounting, financial and strategic planning and business development. From 1997 through mid-1998 Mr. Myers was Vice President of financial planning and analysis for Symantec. In this role, Mr. Myers managed the company’s strategic planning process, the company’s budget and financial planning function and the worldwide financial controller organization. From 1993 to 1996, Mr. Myers was the director of the financial planning and analysis function, where he was responsible for the budget, forecasting and financial analysis functions within Symantec. Before joining Symantec in 1993, Mr. Myers was with Novell Corporation for five years as their director of financial planning and analysis. Prior to Novell, Mr. Myers held various financial management positions for a number of companies within Silicon Valley since 1975. Mr. Myers is a member of the Board of Directors of Inktomi Corporation. He holds an undergraduate degree from Cal-State University, Hayward and a Masters in Business Administration from Santa Clara University.

      Arthur F. Courville is Senior Vice President, General Counsel and Secretary. Mr. Courville joined Symantec in 1993, and was promoted to Director, Legal in 1994. In 1997, Mr. Courville took the position of Director of Product Management for the Internet Tools Business Unit of Symantec, where he was responsible for all product management activities related to Java programming and HTML editing products. Mr. Courville later returned to the Legal Department as Senior Director before his appointment as Vice President and General Counsel in 1999. Before joining Symantec, Mr. Courville practiced law with the law firm of Gibson, Dunn & Crutcher. Mr. Courville is a member of the board of directors of the Business Software Alliance and is also a designated trustee of the Software Patent Institute. Mr. Courville holds a Bachelor of Arts (A.B.) degree in Economics from Stanford University, a law degree from Boalt Hall School of Law at the University of California, Berkeley and a Masters of Business Administration from the Haas School of Business at the University of California, Berkeley.

      Donald E. Frischmann joined Symantec in October 1999, as Senior Vice President, Communications and Brand Management. Mr. Frischmann is responsible for Symantec’s global communications and brand management activities including public relations, customer and employee communications, investor relations, and public affairs. Prior to joining Symantec, Mr. Frischmann was a communications executive at International Business Machines Corporation for 29 years where he held a number of management and executive positions. His responsibilities included: public relations for all IBM products; marketing and communications for key product line transitions and major software products; and public relations outreach programs for IBM sponsored art exhibitions and PBS programming. His most recent position prior to joining Symantec was Vice President, Communications for IBM sales and distribution operations in the Americas with responsibility for public relations, employee and customer communications. Prior to joining IBM, Mr. Frischmann was a Captain in the United States Air Force. He holds a bachelor’s degree from Fordam University.

      Dieter Giesbrecht is Senior Vice President, Worldwide Sales, Marketing and Services. In this role, Mr. Giesbrecht is responsible for worldwide business, including sales and marketing functions, in the company’s four regions: Japan, Asia/ Pacific, Europe and the Americas. Previously, Mr. Giesbrecht served as Senior Vice President, International, and prior to that, as Vice President and Managing Director, Europe, Middle East and Africa. Mr. Giesbrecht has more than 20 years experience in the PC and client/server software industry. Before joining Symantec in 1996, he held a number of executive positions in the IT and semiconductor industries for companies including Digital Research, Lotus Development, Mohawk Data Science, Teradyne and LTX. Mr. Giesbrecht has a degree from the Technical University of Furtwangen, Germany.

      Gail E. Hamilton has served as Executive Vice President, Product Delivery and Response since April 2001. In this role, Ms. Hamilton leads the development and extension of the full range of Symantec’s security solutions. Ms. Hamilton joined Symantec in March 2000, and previously served as Senior Vice President, Enterprise Solutions Division. She has more than 20 years’ experience growing leading technology and services businesses serving the enterprise market. Prior to joining Symantec, she served as the general manager of the Communications Platform Division for Compaq Computers, where she was responsible for the UNIX and NT server businesses targeting communications companies. Prior to that, she was the general manager of the Telecom Platform Division at Hewlett-Packard Company, where she was responsible for the adjunct computers, wide-area networking and broadband Internet businesses. Ms. Hamilton has held numerous positions in both community and corporate boards, including the Colorado Opera Festival and the University of Colorado Alumni Association. She received a bachelor’s degree in electrical engineering and computer science from the University of Colorado and has a master’s degree in electrical engineering and administration from Stanford University.

      Rebecca Ranninger is Senior Vice President, Human Resources. In this role, Ms. Ranninger directs a worldwide human resources organization which serves all of Symantec’s employees. Included in Ms. Ranninger’s responsibilities are compensation, benefits, HR Information Systems, training, recruiting, staffing, legal compliance and talent management, in addition to a worldwide Human Resource Services Organization that works closely with management on all strategic and functional workforce issues. Prior to 1997, Ms. Ranninger served for over six years in the Legal Department. Her position before her promotion to Vice President, Human Resources, was Senior Director, Legal. Her work as in-house legal counsel for Symantec covered various legal aspects of the software industry, including litigation, human resources, mergers and acquisitions, international sales, intellectual property, and software licensing negotiations. Ms. Ranninger served for two years as a member of the Board of Directors of the Software Publisher’s Association (SPA). She has published articles and taught classes on employment litigation, tort reform, securities litigation, sexual harassment, and international software licensing issues. Before joining Symantec in 1991, Ms. Ranninger was a business litigator with the San Francisco law firm of Heller Ehrman White & McAuliffe. Ms. Ranninger holds a juris doctorate from Stanford University School of Law, a bachelor’s degree in jurisprudence from Oxford University, and a bachelor’s degree Magna Cum Laude from Harvard University.

      Tania Amochaev has been a member of Symantec’s Board of Directors since October 1997. Ms. Amochaev was Chief Executive Officer of QRS Corporation, a provider of electronic commerce solutions to the retail industry, from May 1993 until February 1997. She was President of QRS prior to her promotion as that company’s Chief Executive Officer. From 1988 to 1992, Ms. Amochaev was Chief Executive Officer and Chairman of Natural Language, Inc., and from 1984 until 1987, she was Chief Executive Officer and Chairman of Comserv, Inc. Prior to Comserv, Ms. Amochaev worked in a variety of management positions at Control Data Corporation during a fourteen year period. Ms. Amochaev also serves on the Board of Directors of QRS Corporation and Walker Interactive Systems, Inc. She has served on the Executive Board of the College of Letters and Sciences at the University of California at Berkeley, and the Board of Trustees at the College of St. Catherine. Ms. Amochaev received a Bachelor of Arts degree in Mathematics from U.C. Berkeley, and a Masters of Science degree in Management from the Stanford Graduate School of Business. She is also the recipient of an Honorary Doctorate from the College of St. Catherine in Minnesota.

      Charles M. Boesenberg has been a member of Symantec’s Board of Directors since June 1994, and provided consulting services to Symantec from January 1995 through December 1995. In January 2002, Mr. Boesenberg was named President and Chief Executive Officer of NetIQ Corporation, a provider of infrastructure management and intelligence solutions. Prior to joining NetIQ, Mr. Boesenberg served as President of Post PC Ventures, a management and investment group. From December 1998 until February 2000, Mr. Boesenberg served as President and Chief Executive Officer of Integrated Systems, Inc., a provider of embedded systems software. Before joining Integrated Systems, Mr. Boesenberg was President and Chief Executive Officer of Magellan Corporation, which was the surviving corporation of a merger with Ashtech, Inc., a position that he assumed in January 1995 with Ashtech. Mr. Boesenberg was an Executive Vice President of Symantec from June 1, 1994, when Symantec acquired Central Point Software, Inc. and continued in that capacity until December 1994. In February 1992, Mr. Boesenberg joined Central Point as its President and Chief Operating Officer, and was elected as its Chief Executive Officer and Chairman in March 1992, and continued in those positions until the acquisition of Central Point by Symantec. From February 1989 to June 1991, Mr. Boesenberg was the Executive Vice President, Marketing of MIPS Computers Systems, Inc., a semiconductor and computer systems company, and from July 1991 to January 1992, he was the President of that company. From February 1987 to February 1989, Mr. Boesenberg was the Senior Vice President of U.S. Sales and Marketing at Apple Computer. Mr. Boesenberg is also a director of Epicor Software Corporation. Mr. Boesenberg holds a Bachelor of Science degree in Mechanical Engineering from Rose Hulman Institute of Technology and a Master of Science degree in Business Administration from Boston University.

      Dr. Per-Kristian Halvorsen has been a member of Symantec’s Board of Directors since April 2000. Dr. Halvorsen became the Center Director of the Solutions and Services Technologies Center of Hewlett-Packard Laboratories in May 2000. Prior to that, Dr. Halvorsen served as Director of the Information Sciences and Technology Laboratory (ISTL) at the Xerox Palo Alto Research Center. In addition, Dr. Halvorsen is a principal at the Center for Study of Language and Information at Stanford University. From 1995 to 1998, Dr. Halvorsen served on the Board of Directors of XBS/ Document Technology Centers. Dr. Halvorsen serves on the Board of Directors of Autodesk Corporation. Prior to joining Xerox Corp. in 1983, Dr. Halvorsen was a professor at the University of Oslo and the University of Texas at Austin. He also worked as a research scientist at the Massachusetts Institute of Technology, in the Sloan Center for Cognitive Science. He received his doctorate degree in linguistics from the University of Texas at Austin in 1977.

      Robert S. Miller has been a member of Symantec’s Board of Directors since September 1994. In September 2001, Mr. Miller was elected Chairman and Chief Executive Officer of Bethlehem Steel Corporation. Prior to joining Bethlehem Steel, Mr. Miller served as Chairman of Federal-Mogul Corporation from January 2001, after serving as Chairman and Chief Executive Officer upon the departure of Federal-Mogul’s top executive in September 2000. From November 1999 until February 2000, Mr. Miller was President of Reliance Group Holdings. Mr. Miller was Chairman and Chief Executive Officer of Waste Management, Inc. from October 1997 until July 1998. He was Chairman of the Board of Morrison-Knudsen Corporation from April 1995 until September 1996. From April 1992 until February 1993, he was a senior partner at James D. Wolfensohn, Inc., a New York investment banking firm. From 1979 until March 1992, he was an executive of Chrysler Corporation, where he served in various capacities, including Vice Chairman of the Board and Chief Financial Officer. Mr. Miller is also a director of Federal-Mogul Corporation, Pope &

Talbot Inc., and Waste Management, Inc. Mr. Miller holds a Bachelor of Arts degree in Economics from Stanford University, a law degree from Harvard Law School and a Masters of Business Administration degree from Stanford University’s Graduate School of Business.

      Bill Owens has been a member of Symantec’s Board of Directors since March 2000. Since 1998, Mr. Owens has served as Co-Chief Executive Officer and Vice Chairman of Teledesic LLC. Prior to joining Teledesic, Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corp. (SAIC). Before going into the private sector, Mr. Owens held the rank of Admiral in the US Navy and was Vice Chairman of the Joint Chiefs of Staff. Mr. Owens is also a director of British American Tobacco; IDTC; Microvision, Inc.; Nortel Networks Corporation; Polycom, Inc.; Telstra Corporation Ltd.; and ViaSat, Inc. He is a graduate of the U.S. Naval Academy with a bachelor’s degree in mathematics. He has bachelor’s and master’s degrees in politics, philosophy and economics from Oxford University and a master’s degree in management from George Washington University.

      George Reyes has been a member of Symantec’s Board of Directors since July 2000. Mr. Reyes served as Interim Chief Financial Officer for ONI Systems Corporation from February 2002 until June 2002. From April 1999 to September 2001, Mr. Reyes served as Vice President, Treasurer of Sun Microsystems, Inc., and as Vice President, Corporate Controller of Sun from April 1994 to April 1999. Mr. Reyes is also a director of Chordiant Software Inc. Mr. Reyes holds a Bachelor of Arts degree from the University of South Florida and a Masters of Business Administration from the University of Santa Clara.

      Daniel H. Schulman has been a member of Symantec’s Board of Directors since March 2000. Since August 2001, Mr. Schulman has served as Chief Executive Officer of Virgin Mobile USA, a cellular phone service provider. From May 2000 until May 2001, Mr. Schulman was President and Chief Executive Officer of priceline.com Incorporated, after serving as President and Chief Operating Officer from July 1999. From December 1998 to July 1999, Mr. Schulman was President of the AT&T Consumer Markets Division of AT&T Corp., a telecommunications services company, and was appointed to the AT&T Operations Group, the company’s most senior executive body. From March 1997 to November 1998, Mr. Schulman was President of AT&T WorldNet Service. From December 1995 to February 1997, he was Vice President, Business Services Marketing of the AT&T Business Markets Division and from May 1994 to November 1995, Mr. Schulman was Small Business Marketing Vice President of the AT&T Business Markets Division. Mr. Schulman also serves as director of iVillage, Inc., Net2Phone, Inc., and Teach for America. Mr. Schulman received a Bachelor of Arts degree in Economics from Middlebury College, and a Masters in Business Administration, majoring in Finance, from New York University.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information, as of July 18, 2002, with respect to the beneficial ownership of Symantec common stock by (i) each stockholder known by Symantec to be the beneficial owner of more than 5% of Symantec common stock, (ii) each member of the Board of Directors of Symantec, (iii) the four most highly compensated executive officers as calculated with respect to the fiscal year ended March 29, 2002, and the Chief Executive Officer of Symantec, and (iv) all current executive officers and directors of Symantec as a group.

      Beneficial ownership is determined under the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 144,928,528 shares of Symantec common stock and Delrina exchangeable shares outstanding as of July 18, 2002. Shares of common stock subject to options exercisable on or before September 16, 2002 (within 60 days of July 18, 2002) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

5% Beneficial Owners(1)
Fidelity Management & Research	9,964,024	6.9%
One Federal Street Boston, MA 02109
Putnam Investment Management, Inc.	9,874,776	6.8%
One Post Office Square Boston, MA 02109
J. & W. Seligman	9,832,000	6.8%
125 University Avenue Palo Alto, CA 94307
Directors and Executive Officers(2)
John W. Thompson(3)	1,526,001	1.1%
Tania Amochaev(4)	42,132	*
Charles M. Boesenberg(5)	85,128	*
Per-Kristian Halvorsen(6)	15,943	*
Robert S. Miller(7)	76,936	*
Bill Owens(8)	33,658	*
Daniel H. Schulman(9)	32,231	*
George Reyes(10)	27,231	*
Greg Myers(11)	154,143	*
Gail Hamilton(12)	218,504	*
Dieter Giesbrecht(13)	240,952	*
Rebecca Ranninger(14)	165,575	*
All current Symantec executive officers and directors as a group (15 persons)(15)	2,804,819	1.9%

*	Less than 1%

(1)	Share ownership information is based upon information provided directly by the stockholder.

(2)	Unless otherwise indicated below, the address for each director and executive officer of Symantec listed below is Symantec Corporation, 20330 Stevens Creek Boulevard, Cupertino, California 95014.

(3)	Includes 1,284,105 shares subject to options that will be exercisable as of September 16, 2002.

(4)	Includes 37,332 shares subject to options that will be exercisable as of September 16, 2002.

(5)	Includes 70,332 shares subject to options that will be exercisable as of September 16, 2002.

(6)	Includes 14,499 shares subject to options that will be exercisable as of September 16, 2002.

(7)	Includes 42,332 shares subject to options that will be exercisable as of September 16, 2002.

(8)	Includes 30,832 shares subject to options that will be exercisable as of September 16, 2002.

(9)	Includes 30,832 shares subject to options that will be exercisable as of September 16, 2002.

(10)	Includes 18,832 shares subject to options that will be exercisable as of September 16, 2002.

(11)	Includes 137,286 shares subject to options that will be exercisable as of September 16, 2002.

(12)	Includes 214,582 shares subject to options that will be exercisable as of September 16, 2002.

(13)	Includes 237,288 shares subject to options that will be exercisable as of September 16, 2002.

(14)	Includes 158,837 shares subject to options that will be exercisable as of September 16, 2002.

(15)	Includes 2,452,444 shares subject to options that will be exercisable as of September 16, 2002, including the options described in footnotes (3) - (14).

Compensation of Executive Officers

      The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Symantec and its subsidiaries during each of the fiscal years ended on or about March 31, 2000, 2001 and 2002 by Symantec’s Chief Executive Officer and Symantec’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the fiscal year ended March 29, 2002. This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. Symantec does not grant stock appreciation rights and has no other long term compensation benefits except for those mentioned in the tables below. The number of stock options reflects the two-for-one stock dividend that was granted on January 31, 2002.

Summary Compensation Table

					Long Term
					Compensation Awards

	Annual Compensation				Restricted	Securities
					Stock	Underlying	All Other
		Salary	Bonus		Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)		($)	(#)	($)(5)

John W. Thompson	2002	700,000	481,250		—	1,000,000	90,850	(6)
Chairman of the Board of	2001	600,000	885,000		—	600,000	76,539	(6)
Directors and Chief Executive Officer	2000	573,000	630,935		1,411,500 (4)	2,440,000	7,321
Greg Myers	2002	325,000	161,484		—	90,000	5,100
Chief Financial Officer,	2001	285,000	231,919		—	110,000	4,305
Senior VP of Finance	2000	233,542	261,253		—	130,000	7,924
Gail Hamilton	2002	425,000	302,109		—	135,000	115,112	(7)
Executive VP, Product Delivery	2001	412,308 (1)	293,867		—	200,000	113,956	(7)
and Response	2000	—	125,908	(2)	—	300,000	—
Dieter Giesbrecht	2002	330,000	156,544		—	97,500	108,487	(8)
Senior VP, Worldwide Sales,	2001	314,742	246,025	(3)	—	170,000	28,678	(9)
Marketing and Services	2000	247,724	199,768		—	70,000	18,444
Rebecca Ranninger	2002	245,000	117,141		—	75,000	5,100
Senior VP, Human Resources	2001	225,208	163,678		—	80,000	3,801
	2000	212,083	175,560		—	100,000	3,938

(1)	Includes Ms. Hamilton’s salary for the last week of the 2000 fiscal year. Ms. Hamilton joined Symantec in March 2000.

(2)	Includes a $100,000 hiring bonus that was paid in the 2001 fiscal year.

(3)	Includes a $25,000 relocation bonus.

(4)	Represents the value of 200,000 shares of restricted stock on April 14, 1999, the date of grant, based on the closing market price of Symantec common stock on the Nasdaq National Market on that date. At the end of fiscal year 2002, the value of these shares was $8,242,000, based on the closing market price of Symantec common stock on the Nasdaq National Market on March 28, 2002. All shares have become fully vested.

(5)	Represents matching contributions to Symantec’s 401(k) plan, unless otherwise noted.

(6)	Includes $72,468 and $85,750 of interest forgiven in the 2001 and 2002 fiscal year, respectively.

(7)	Includes approximately $111,956 and $110,011 of housing rental reimbursement payments (plus “tax gross-up”) in the 2001 and 2002 fiscal year, respectively.

(8)	Includes $108,487 of mortgage assistance.

(9)	Includes pension contributions of $28,672 and $18,444 under a defined contribution plan in the 2001 and 2002 fiscal year, respectively. Mr. Giesbrecht no longer receives pension contributions under this plan.

Option Grants in Fiscal Year 2002

      The following table sets forth further information regarding individual grants of options to purchase Symantec common stock during the fiscal year ended March 29, 2002 to each of the executive officers named in the Summary Compensation Table above. All grants were made pursuant to the 1996 Plan, with an exercise price equal to the fair market value of Symantec common stock on the date of grant. Generally, 25% of the original grant becomes exercisable upon the first anniversary of the grant, with the remainder vesting pro rata on a monthly basis over the remaining term of the grant. Options lapse after ten years or, if earlier, 3 months after termination of employment. The percentage of total options granted is based on an aggregate of 8,171,495 options granted to employees in the 2002 fiscal year.

      The table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the SEC and do not represent Symantec’s estimate or projection of future Symantec common stock prices. Actual gains, if any, on option exercises are dependent on the future performance of Symantec’s common stock and overall market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

	Individual Grants
					Potential Realizable Value
		% of Total			at Assumed Annual Rates of
	# of Shares	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees In	Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%

John W. Thompson	1,000,000	12.2%	$32.85	12/5/11	$20,659,188	$52,354,440
Greg Myers	90,000	1.1%	$32.85	12/14/11	$1,859,327	$4,711,900
Gail Hamilton	135,000	1.7%	$32.85	12/14/11	$2,788,990	$7,067,849
Dieter Giesbrecht	97,500	1.2%	$32.85	12/14/11	$2,014,271	$5,104,558
Rebecca Ranninger	75,000	0.9%	$32.85	12/14/11	$1,549,439	$3,926,583

Aggregate Option Exercises in Fiscal Year 2002 and March 29, 2002 Option Values

      The following table provides information concerning stock option exercises by each of the executive officers named in the Summary Compensation Table above during the fiscal year ended March 29, 2002 and information concerning unexercised options held by these officers at the end of the fiscal year. The value realized represents the difference between the aggregate fair market value of the shares on the date of exercise less the aggregate exercise price paid. The value of unexercised in-the-money options is based on the closing price of Symantec common stock on March 28, 2002 of $41.21 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

			Number of Shares	Value of Unexercised
			Underlying Unexercised	In-The-Money Options at
	Acquired on	Value	Options at Fiscal Year End	Fiscal Year End($)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

John W. Thompson	504,102	$12,622,661	1,082,182/2,438,322	$30,266,200/$49,734,561
Greg Myers	117,969	$3,045,512	111,869/222,918	$1,946,389/$ 3,335,572
Gail Hamilton	50,000	$1,036,935	162,498/422,502	$1,249,328/$ 5,369,077
Dieter Giesbrecht	34,000	$1,062,500	207,288/250,212	$5,180,304/$ 4,044,139
Rebecca Ranninger	71,176	$1,634,059	136,088/180,418	$2,994,666/$ 2,733,993

Compensation Committee Interlocks And Insider Participation

      During the fiscal year ended March 29, 2002, Symantec’s Compensation Committee consisted of Tania Amochaev, Per-Kristian Halvorsen, and Daniel H. Schulman. Ms. Amochaev and Dr. Halvorsen served as members of the Committee during all of the fiscal year ended March 29, 2002. Mr. Schulman became a member of the Compensation Committee in July 2001. None of the members of Symantec’s Compensation

Committee has ever been an officer or employee of Symantec or any of its subsidiaries, and none have any “Related Transaction” relationships with Symantec of the type that is required to be disclosed under Item 404 of Regulation S-K. None of Symantec’s executive officers has served as a member of the compensation or similar committee of any entity that has one or more executive officers serving on Symantec’s Compensation Committee.

      The following pages contain reports of Symantec’s Compensation Committee and Audit Committee and charts entitled “Comparison of Cumulative Total Return”. Stockholders should be aware that under the rules of the SEC, this information is not considered to be “soliciting material”, nor to be “filed”, under the Securities Exchange Act of 1934. This information shall not be deemed to be incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates this information by reference.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation Committee Policy

      The Compensation Committee acts on behalf of the Board to establish the general compensation policies for Symantec’s senior officers, including the salary levels and target bonuses for the Chief Executive Officer (“CEO”) as well as executive officers who are members of the Management Committee. Effective April 1, 2001, the company adopted new annual bonus compensation plans for individuals employed at or above the level of Vice President. These annual incentive plans were in effect during all of fiscal year 2002, except that on October 1, 2001, the company adopted six-month bonus compensation plans that lowered the financial metrics and their corresponding targets for the final six-month period of fiscal year 2002. Due to a variety of factors including dramatically changed market and economic conditions, the prior targets had become unattainable after the first quarter of fiscal year 2002, and members of the Management Committee would not have been able to earn bonuses. Therefore, this action was taken in order to provide an incentive to these executive officers and to bring their bonus structures more closely in line with those of other employees of Symantec. The Compensation Committee believes that this action was in the best interests of Symantec in light of Symantec’s performance under difficult market conditions and relative to its competitors.

      The Compensation Committee administers bonus compensation awards to members of the Management Committee in accordance with these incentive plans. The terms of the incentive plans provide that the Board retains the right to alter or cancel one or more of the incentive plans for any reason at any time, and any payments made under the Incentive Plans are made at the sole discretion of the Board. The Compensation Committee also administers stock option awards to members of the Management Committee in accordance with the company’s stock option plan.

      The Board and the Compensation Committee believe that the compensation of the CEO, members of the Management Committee, and Symantec’s other senior officers should be based to a substantial extent on Symantec’s performance. Consistent with this philosophy, a designated portion of the compensation of each officer is contingent upon corporate performance, and is adjusted based on such officer’s performance against personal performance objectives, and when appropriate, on performance of the division or business unit for which the officer is responsible. Each officer’s performance for the past fiscal year and the objectives for the current year are reviewed together with the officer’s responsibility level, Symantec’s fiscal performance, and relevant division or business unit performance versus objectives and potential performance targets. Generally, when establishing salaries, bonus levels and stock option awards for officers, the Compensation Committee considers:

•	Symantec’s financial performance during the past year and recent quarters;

•	financial performance of the division or business unit for which the officer is responsible during the past year and recent quarters;

•	the individual’s performance during the past year and recent quarters; and

•	the salaries of officers in similar positions of companies of comparable size and other companies within the computer industry.

With respect to officers other than the CEO, the Compensation Committee places considerable weight upon the recommendations of the CEO. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time.

      Symantec obtains executive compensation data from other high technology companies, including high technology companies of a similar size. The companies included in the sample from which this data was derived included companies present in the S&P Information Technology Index (used for purposes of the returns data presented in “Comparison of Cumulative Total Return” below), but the sample was not intended to correlate with this index. For fiscal year 2002, Symantec set target compensation levels for executive compensation based on this survey and discretionary judgments made by the CEO or, in the case of the CEO’s compensation, discretionary judgments made by the Compensation Committee.

     Compensation of Management Committee Members During Fiscal Year 2002

      During the fiscal year ended March 29, 2002, members of the Management Committee received routine increases in their base salaries. Bonuses for members of the Management Committee were paid under the annual and six-month incentive plans at the end of the fiscal year. Under these plans, members of the Management Committee were eligible to receive an annual bonus at the end of the fiscal year with a target payout of 75% of annual base salary in the case of the President and Chief Operating Officer (“COO”), and 60% of annual base salary in the case of all other members of the Management Committee.

      During the first six months of the 2002 fiscal year, the following metrics and weightings were considered in calculating the amount of a Management Committee member’s annual bonus paid under the annual incentive plans (except with respect to Senior Vice Presidents with division/business unit objectives): (a) achievement of targeted annual revenue growth of the company (37.5% weighting); (b) achievement of targeted annual earnings per share growth of the company (37.5% weighting); and (c) achievement of targeted individual objectives (25% weighting). The following metrics and weightings were considered in calculating the amount of a Senior Vice President’s (with division/ business unit objectives) annual bonus: (a) achievement of targeted annual revenue growth of the company (25% weighting); (b) achievement of targeted annual earnings per share growth of the company (25% weighting); (c) achievement of division or business unit revenue goals (25% weighting); and (d) achievement of targeted individual objectives (25% weighting).

      During the final six months of the 2002 fiscal year, the six-month incentive plans became effective and, except for the targeted individual objectives, modified the financial metrics and targets established in the annual incentive plans so that in addition to the achievement of targeted individual objectives (25% weighting) as established in the annual incentive plans, the following metrics and weightings were considered in calculating the amount of each Management Committee member’s annual bonus paid on eligible earnings during the six-month time period: (a) achievement of targeted annual revenue growth of the company (37.5% weighting); and (b) achievement of targeted annual earnings per share growth of the company (37.5% weighting). Specific performance thresholds for each metric had to be exceeded before the portion of the bonus associated with the respective metric was paid. The bonus target payment for a particular metric was calculated on a linear basis in relation to the percent of the metric achieved up to 100% of the target amount. An additional bonus was payable for achieving more than 100% of a metric, with the exception that no Management Committee member was able to receive a performance rating greater than 150% for achievement of individual objectives.

      Symantec establishes its financial objectives in connection with its normal financial budgeting process. Each year, a budget is established for the following four fiscal quarters. During each annual budget cycle, changes to the budgets are made to reflect changed conditions. In addition, the budgets may be modified between normal budget cycles if significant events occur. Symantec’s performance with respect to revenues and earnings per share are the primary financial objectives considered in determining compensation for members of the Management Committee, although factors, such as ability to meet project schedules and ship products in accordance with those schedules, are also considered for Management Committee members with management responsibility for product groups.

     Stock Options Granted to Management Committee Members in Fiscal Year 2002

      The Compensation Committee periodically reviews the number of vested and unvested options held by members of the Management Committee and makes stock option grants to executive officers to provide greater incentives to these officers to continue their employment with Symantec and to strive to increase the value of Symantec common stock. Stock options typically have been granted to executive officers when the executive first joins Symantec, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. Generally, when making stock option grants for executive officers, the Compensation Committee considers Symantec’s performance during the past year and recent quarters, the responsibility level and performance of the executive officer, prior option grants to the executive officer and the level of vested and unvested options. The stock options generally become exercisable over a four-year period, and have exercise prices equal to the fair market value of Symantec common stock on the date of grant.

      During the 2002 fiscal year, the Compensation Committee made stock option grants to executive officers, as described in the section entitled “Directors and Management — Compensation of Executive Officers — Option Grants in Fiscal Year 2002”. The general purpose of these grants was to provide greater incentives to these executive officers to continue their employment with Symantec and to strive to increase the long-term value of Symantec common stock. Specific stock option grants made by the Compensation Committee during fiscal year 2002 were based on past performance, anticipated future contribution and ability to impact corporate and/or business unit results, consistency within the executive’s peer group, prior option grants to the executive officer, the percentage of outstanding equity owned by the executive, the level of vested and unvested options, competitive market practices, and the executive’s responsibilities. Symantec does not set specific target levels for options granted to named executive officers or for the CEO. In fiscal year 2002, the primary factors considered in granting the options to executive officers were the equity stake owned by the executive as a percentage of the company’s outstanding equity, competitive market practices, the executive’s responsibilities and the executive’s performance.

     Fiscal Year 2002 CEO Compensation

      Compensation for the CEO is determined through a process generally similar to that discussed above for Management Committee members. For the fiscal year ending March 29, 2002, the salary for the CEO was increased to $700,000 from the base salary of $600,000 established in the 2001 fiscal year. In accordance with the Employment Agreement dated April 11, 1999 between Mr. Thompson and Symantec, the Board has agreed that Mr. Thompson’s base salary will be reviewed on an annual basis by the Compensation Committee (and may be increased from time to time in the discretion of the Board), but in no event shall be reduced below $600,000 during Mr. Thompson’s term of employment with the company.

      Under the CEO’s annual Incentive Plan for fiscal year 2002, and his six-month incentive plan in effect during the last six months of the fiscal year, Mr. Thompson was eligible to receive an annual bonus following the end of the fiscal year with a target payout of 100% of his annual base salary.

      During the first six months of the 2002 fiscal year, the following metrics and weightings were considered in calculating the amount of Mr. Thompson’s bonus: (a) achievement of targeted annual revenue growth of the company (50% weighting); and (b) achievement of targeted annual earnings per share growth of the company (50% weighting). During the final six months of the fiscal year, the six-month incentive plan became effective and modified the targets related to the financial metrics. Specific thresholds for each metric had to be exceeded before the portion of the bonus associated with the respective metric was paid. The bonus target payment for a particular metric was calculated on a linear basis in relation to the percent of the metric achieved up to 100% of the target amount. An additional bonus was payable for achieving more than 100% of a metric. Overall, Mr. Thompson earned an aggregate bonus of $481,250 for the 2002 fiscal year.

      The Compensation Committee believes that the CEO’s performance bonuses should be paid solely in relation to the success and strength of Symantec, and although achieving personal objectives is important, the success and strength of Symantec is the ultimate measure of the CEO’s effectiveness.

     Stock Options Granted to the CEO in Fiscal Year 2002

      The Committee periodically reviews the number of vested and unvested options held by the CEO and makes stock option grants to the CEO to provide greater incentives to him to continue his employment with Symantec and to strive to increase the value of Symantec common stock. When making stock option grants to the CEO, the Committee considers Symantec’s performance during the past year and recent quarters, the performance of the CEO, prior option grants to the CEO and the level of vested and unvested options. The stock options generally become exercisable over a four-year period and have exercise prices equal to the fair market value of Symantec common stock on the date of grant. For the fiscal year ending March 29, 2002, Mr. Thompson received stock options to acquire 1,000,000 shares of Symantec common stock exercisable at $32.85 per share, with 450,000 of the 1,000,000 options vesting over a four year period. Of the remaining 550,000 options, 50% become exercisable upon the fourth anniversary of the grant, with the remainder vesting upon the fifth anniversary of the grant (see “Directors and Management — Compensation of Executive Officers — Option Grants in Fiscal Year 2002”).

  Changes to Tax Law — Limits on Executive Compensation

      The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the U.S. Internal Revenue Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. Symantec believes that it is in the best interests of its stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that Symantec may enter into compensation arrangements under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation. In this regard, certain payments under the company’s incentive plans and compensation resulting from a portion of the stock awards to Mr. Thompson may not be deductible under Section 162(m).

By:	The Compensation Committee of the Board of Directors:

Date: March 29, 2002

Tania Amochaev
Per-Kristian Halvorsen
Daniel H. Schulman

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter adopted by the Board on July 20, 2000, which is attached hereto as Annex C. The Audit Committee oversees the company’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

      The Audit Committee reviewed with Ernst & Young LLP, the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also reviewed the independence letter from Ernst & Young LLP required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees.”

      The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee held six meetings during the fiscal year ended March 29, 2002.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 29, 2002 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the company’s independent auditors for fiscal year 2003.

By: The Audit Committee of the Board of Directors:
Date: July 25, 2002

Robert S. Miller
Bill Owens
Georges Reyes
Daniel H. Schulman

Relationship with Independent Auditors

      The company regularly reviews the services and fees from Ernst & Young LLP. These services and fees are also reviewed with the Audit Committee annually. Less than 3% of the company’s finance department previously worked at Ernst & Young LLP, and less than 1% previously worked at Ernst & Young on the company’s audit engagement. In accordance with standard policy, Ernst & Young LLP periodically changes the individuals who are responsible for the company’s audit. Ernst & Young LLP has audited Symantec’s financial statements for every fiscal year since 1989, and Symantec’s last audit request for proposal was in September 1995. Symantec’s Audit Committee has determined that the provisioning of non-audit services, as described below, is compatible with maintaining the independence of Ernst & Young LLP.

      In addition to performing the audit of the company’s consolidated financial statements, Ernst & Young LLP provided various other services during fiscal year 2002. The aggregate fees billed for fiscal year 2002 for each of the following categories of services are as follows:

Audit fees		$897,615
Financial information systems design and implementation fees		$0
All other fees		$1,542,205
Audit-related services fees	$366,660
Tax services fees	$757,579
Other	$417,966

Total		$2,439,820

“Audit fees” include fees related to the audit of the company’s fiscal year 2002 financial statements and related quarterly reviews. “Audit-related services fees” includes, among other items, fees related to statutory audits and services related to filings made with the SEC. “Other” fees include, among other items, expatriate tax compliance services.

      During fiscal year 2002, various non-audit services were performed by two other accounting firms:

           Implementation of financial information system

Implementation of customer relationship management system
Internal audit services
Readiness assessment of financial information system

COMPARISON OF CUMULATIVE TOTAL RETURN

March 31, 1997 to March 31, 2002

      The graph below compares the cumulative total stockholder return on Symantec common stock from March 31, 1997 to March 31, 2002 with the cumulative total return on the S&P 500 Composite Index and the S&P Information Technology Index over the same period (assuming the investment of $100 in Symantec common stock and in each of the other indices on March 31, 1997, and reinvestment of all dividends, although no dividends have been declared on Symantec common stock). The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Symantec common stock.

	3/97	3/98	3/99	3/00	3/01	3/02

Symantec	100.00	189.04	118.86	527.19	293.42	578.39
S&P 500	100.00	148.00	175.32	206.78	161.95	162.35
S&P Information Technology	100.00	154.75	254.45	460.28	177.52	164.38

COMPARISON OF CUMULATIVE TOTAL RETURN

June 23, 1989 to March 31, 2002

      The graph below compares the cumulative total shareholder return on Symantec common stock from June 23, 1989 (the date of Symantec’s initial public offering) to March 31, 2002 with the cumulative total return on the S&P 500 Composite Index and the S&P Information Technology Index over the same period (assuming the investment of $100 in Symantec common stock and in each of the other indices on June 30, 1989, and reinvestment of all dividends, although no dividends have been declared on Symantec common stock). Symantec has provided this additional data to provide the perspective of a longer time period which is consistent with Symantec’s history as a public company. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Symantec common stock.

SYMANTEC CORPORATION

Comparison of Cumulative Total Return
June 23, 1989 to March 31, 2002

	6/89	3/90	3/91	3/92	3/93	3/94	3/95	3/96	3/97	3/98	3/99	3/00	3/01	3/02

Symantec	100.00	173.91	419.57	743.48	223.91	271.74	400.00	223.91	247.83	468.48	294.57	1,306.52	727.17	1,433.39
S&P 500	100.00	108.97	124.68	138.45	159.53	161.88	187.08	247.14	296.14	438.82	519.18	612.35	479.60	480.77
S&P Information Technology Composite	100.00	100.00	118.34	133.35	149.97	173.57	235.39	315.34	439.67	629.79	1,149.58	2,366.77	926.69	861.22

(1)	Symantec’s initial public offering was on June 23, 1989. Data is shown beginning June 30, 1989 because data for cumulative returns on the S&P 500 and the S&P High Tech Composite indices are available only at month end.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      In accordance with an Employment Agreement dated April 11, 1999 between Mr. Thompson and Symantec, the Board granted Mr. Thompson an initial base salary of $600,000 and agreed that his base salary will be reviewed on an annual basis by the Committee (and may be increased from time to time in the discretion of the Board), but in no event shall his salary be reduced below $600,000 during Mr. Thompson’s term of employment with the company. Pursuant to the agreement, Mr. Thompson was granted stock options to acquire 2,000,000 shares of Symantec common stock, which options vest over a five-year period and are exercisable at $6.50 per share. Also pursuant to the agreement, Mr. Thompson received 200,000 shares of restricted Symantec common stock for a purchase price equal to $1,000, or $0.005 per share (the par value of the common stock). These shares of restricted stock were subject to reverse vesting over a two-year period, and are now fully vested.

      On December 26, 2001, the company and John Schwarz, President and Chief Operating Officer, entered into a letter agreement outlining the terms and conditions of Mr. Schwarz’s future employment with the company. Under the terms of the letter agreement, Mr. Schwarz was awarded a base salary of $450,000, and a bonus of up to 75% of Mr. Schwarz’s base salary (based on company and individual performance). Mr. Schwarz’s base salary may be reviewed on an annual basis by the Compensation Committee following a focal review. In addition, Symantec agreed to provide Mr. Schwarz with furnished executive dwellings for up to 12 months in anticipation of Mr. Schwarz’s relocation and to cover related expenses. If Mr. Schwarz is terminated without cause (as defined in the letter agreement), he will be entitled to a severance payment in the amount of 12 months of his base salary at the time of termination, net of tax witholding. Mr. Schwarz will also be eligible to participate in the company’s standard executive benefit and compensation plans and will receive a monthly car allowance. Under the terms of the letter agreement, Mr. Schwarz also received options to purchase 500,000 shares of Symantec common stock which vest over a four-year period and are exercisable at the fair market value of the date of the grant.

      On April 20, 2001, the company entered into a severance agreement with Dana Siebert, the company’s former Senior Vice President and General Manager, Service Provider Solution Division. Under the terms of the agreement, the company agreed to pay Mr. Siebert a severance payment equivalent to 18 months of Mr. Siebert’s salary in a lump-sum payment on June 30, 2001, the mutually agreed upon termination date of Mr. Siebert’s employment, and also agreed to provide health insurance coverage and certain other health benefits to Mr. Siebert for such period. In the agreement, Mr. Siebert and the company also agreed to a mutual general release of claims and Mr. Siebert agreed to a limited non-competition and non-solicitation obligation (as further defined in the agreement) for a duration of 12 months from his termination date.

      In January, 2001, the Board of Directors approved the 2001 Executive Retention Plan (the “Retention Plan”), to deal with employment termination resulting from a change in control of the company. The plan was modified by the Board in July 2002. Under the terms of the Retention Plan, the vesting of options granted to the members of Symantec’s Management Committee would accelerate upon a change of control of the company (as defined in the Retention Plan) followed by termination without cause or constructive termination by the acquirer within 12 months after the acquisition.

RELATED PARTY TRANSACTIONS

      In May 1999, the company loaned $1,400,000 to John W. Thompson, the company’s President and Chief Executive Officer, in connection with the acquisition of a residential property following Mr. Thompson’s relocation from New York to California. The loan was evidenced by a one-year secured promissory note that bore interest at 4.9% per annum. The interest on the note was forgiven by the company and the note was repaid in full in May 2002.

      In March 1989, Symantec sold 180,000 shares of common stock to Gordon E. Eubanks, Jr., the company’s former President and Chief Executive Officer, at a per share price of $0.665. Mr. Eubanks paid for the shares with a $120,000, 9% promissory note payable in four years. On March 23, 1993, the promissory note representing this indebtedness became due and was replaced with a new nine-year promissory note, bearing interest at 6%. So long as Mr. Eubanks remained employed by Symantec, accrued interest on the note was forgiven annually. In April 2001 the outstanding balance on this note was paid in full, including accrued interest of $14,888.

      Symantec has adopted provisions in its certificate of incorporation and by-laws that limit the liability of its directors and provide for indemnification of its officers and directors to the full extent permitted under Delaware law. Under Symantec’s Certificate of Incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Symantec or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors, including such conduct during a merger or tender offer. In addition, Symantec has entered into separate indemnification agreements with its directors and officers that could require Symantec, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. Such provisions do not, however, affect liability for any breach of a director’s duty of loyalty to Symantec or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Such limitation of liability also does not limit a director’s liability for violation of, or otherwise relieve Symantec or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about Symantec’s common stock that may be issued upon the exercise of options, warrants and rights under all of Symantec’s existing equity compensation plans as of March 29, 2002:

	Equity Compensation Plan Information

			Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	24,528,493	$23.0283	11,611,399 (2)
Equity compensation plans not approved by security holders	3,514,003	$21.8740	4,046,016
Total	28,042,496		15,657,415

(1)	Symantec’s 1998 Employee Stock Purchase Plan contains an “evergreen” provision whereby the number of shares available for issuance increases automatically on January 1 of each year (beginning in 2000) by 1% of Symantec’s outstanding shares of common stock on each immediately preceding December 31 during the term of the plan, provided that the aggregate number of shares issued over the term of the plan does not exceed 16 million shares.

(2)	Represents 5,152,000 shares remaining available for future issuance under Symantec’s 1998 Employee Stock Purchase Plan, 35,946 shares remaining available for future issuance under Symantec’s 2000 Director Equity Incentive Plan, and 6,423,453 shares remaining available for future issuance as stock options under Symantec’s 1996 Equity Incentive Plan.

      The total number of shares to be issued upon exercise does not include approximately 742,000 outstanding options as of March 31, 2002 that were assumed as part of various acquisitions. The weighted average exercise price of these outstanding options was $18.52 as of March 31, 2002. In connection with these acquisitions, Symantec has only assumed outstanding options and rights, but not the plans themselves, and therefore, no further options may be granted under these acquired-company plans.

      Symantec’s non-stockholder approved equity compensation plans include the following:

                    2001 Non-Qualified Equity Incentive Plan
                    Options assumed in connection with Symantec’s acquisition of AXENT
                    1999 Acquisition Plan
                    Non-qualified stock option and restricted shares granted to John Thompson,
                    CEO of Symantec
                    1994 Patent Incentive Plan

      The following is a description of the material features of each of these non-stockholder-approved plans:

     2001 Non-Qualified Equity Incentive Plan

     Number of Shares Subject to the Plan

      A total of 6.0 million shares of common stock are authorized and reserved for issuance under the plan. If an outstanding stock option or award terminates or is forfeited before the option is exercised or the shares subject to the award are issued, or if shares granted under the plan but subject to a right of repurchase by Symantec are forfeited or repurchased by Symantec, those shares will again be available for grant and issuance under the plan. As of March 31, 2002, approximately 2.7 million options were outstanding under this plan.

     Eligibility for Participation

      Options may be granted to employees, officers, directors, consultants, independent contractors and advisors to Symantec, or of any parent, subsidiary or affiliate of Symantec as the board of directors or the Compensation Committee may determine. Symantec’s employees who are not officers, directors or other persons subject to Section 16 of the Securities Exchange Act of 1934 must receive at least 50% of all shares that are available for grant under the plan. A person may be granted more than one award under the plan.

     Terms of Options

      Symantec’s Compensation Committee determines many of the terms and conditions of each option granted under the plan, including the number of shares for which the option will be granted, the exercise price of the option and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the plan itself):

Vesting and Exercisability: Options and restricted shares become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the compensation committee in its discretion and as set forth in the related stock option or restricted stock agreement. To date, as a matter of practice, options under the plan have generally been subject to a four-year vesting period. Options terminate ten years or less from the date of grant.

Exercise Price: The exercise price, of each option granted, may not be less than 100% of the fair market value of the shares of common stock on the date of the grant.

Tax Status: All options granted under the plan are non-qualified stock options.

Method of Exercise: The option exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the committee, in a number of other forms of consideration, including cancellation of indebtedness, fully paid shares of Symantec Common Stock, delivery of a promissory note, waiver of compensation due or accrued to an optionee for services rendered, through a “same day sale,” through a “margin commitment,” or any combination of the foregoing.

Termination of Employment: Options granted under the plan generally expire three months after the termination of the optionee’s service to Symantec or a parent or subsidiary of Symantec, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. However, if the optionee is terminated for cause

(i.e. for committing an alleged criminal act or intentional tort against Symantec), that optionee’s options expire upon termination. Options cease vesting on the date of death or termination of service.

Stock Splits and Similar Events: The number of shares subject to any award, the exercise price, and the number of shares issuable under the plan, are subject to proportionate adjustment in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change relating to Symantec’s capital structure without consideration.

Corporate Transactions: In the event of a dissolution or liquidation, or in the event that Symantec enters into a transaction in which Symantec is acquired by merger, sells substantially all of its assets, or other similar transaction specified in the plan, then all outstanding awards may be assumed, converted or replaced by the successor corporation, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders. In the event a successor corporation fails to assume or substitute options issued under the plan in a change of control transaction, all options will expire upon a change in control. Additionally, options may be issued under the plan in connection with an acquisition in order to substitute or assume options issued by another company.

     Term and Amendment of the Plan

      The term of the plan is ten years, commencing on the date the plan was adopted in January 2001, and ending in January 2011. The plan may be amended or terminated without stockholder approval.

     Options assumed in connection with Symantec’s acquisition of AXENT

      In December 2000, as a result of Symantec’s acquisition of AXENT, Symantec assumed all outstanding AXENT stock options. Each AXENT stock option assumed by Symantec is exercisable for one share of Symantec Common Stock for each one share of AXENT common stock that was previously subject to the option, at the same exercise price. Each option is otherwise subject to the same terms and conditions as the original grant and generally vests over four years and expires ten years from the date of grant. No further options may be granted under the AXENT plans. As of March 31, 2002, approximately 741,000 options were outstanding.

     1999 Acquisition Plan

      The purpose of this plan was to issue stock options in connection with Symantec’s acquisition of URLabs in September 1999.

     Number of Shares Subject to the Plan

      A total of 1.0 million shares of common stock are authorized and reserved for issuance under the plan. As of March 31, 2002, approximately 417,000 options were outstanding under this plan.

     Eligibility for Participation

      Employees, officers, consultants, independent contractors and advisors to Symantec, or of any subsidiary or affiliate of Symantec, are eligible to receive stock options under this plan. Options awarded to officers may not exceed in the aggregate 30% percent of all shares that are available for grant under the plan.

     Terms of Options

      Many of the terms of the options are determined by the Compensation Committee, and are otherwise generally the same in all material respects as the terms described above with respect to Symantec’s 2001 Non-Qualified Equity Incentive Plan, except that the 1999 Acquisition Plan does not contain a provision that provides for the expiration of employees’ options upon a termination for cause.

     Term and Amendment of the Plan

      The term of the plan is ten years, commencing on the date the plan was adopted in July 1999, and ending in July 2009. The plan may be amended or terminated without stockholder approval.

     Non-Qualified Stock Option and Restricted Shares Granted to John Thompson, CEO of Symantec

      In accordance with the employment agreement dated April 11, 1999, between Mr. Thompson and Symantec, the Board of Directors approved the issuance of a non-qualified stock option to acquire 400,000 shares of Common Stock to Mr. Thompson. The option exercise price is 100% of the fair market value on the date of grant. The shares subject to the option vest monthly as to  1/12 of the shares beginning in April 2003 and the option has a term life of ten years. In addition, in April 1999, Symantec entered into a restricted stock purchase agreement with Mr. Thompson pursuant to which he purchased 200,000 shares of Common Stock for an aggregate purchase price of $1,000. These shares were granted subject to a company right of repurchase which lapsed as to 50% of the shares in April 2000 and as to the remaining shares in April 2001.

     1994 Patent Incentive Plan

      The purpose of this plan is to increase awareness of the importance of patents to Symantec’s business and to provide employees with incentives to pursue patent protection for new technologies that may be valuable to Symantec.

     Number of Shares Subject to the Plan

      A total of 800,000 shares of common stock are authorized and reserved for issuance under this plan. As of March 31, 2002, a total of approximately 58,000 shares had been issued under this plan. The plan only provides for the issuance of shares of Common Stock, not stock options.

     Eligibility for Participation

      All employees other than executive officers and directors are eligible to receive awards under the plan. No employee is eligible to receive more than 100,000 shares of Common Stock at any time during the term of the plan.

     Terms of Stock Awards

      Stock awards may be paid in the form of cash, shares or a combination of the two, based on the fair market value of the shares on the date of payment. The 1994 plan does not provide for the issuance of awards in connection with acquisitions of other companies by Symantec.

     Term and Amendment of the Plan

      The term of the plan is ten years, commencing on the date the plan was adopted in January 1995, and ending in January 2005. The plan may be amended or terminated without stockholder approval.

THE PROPOSALS

Proposal No. 1 — Election of Symantec Directors

      At the meeting, seven of the eight current members of the Board elected at last year’s annual meeting will be nominated for re-election. The nominees for election to the Board are Tania Amochaev, Per-Kristian Halvorsen, Robert S. Miller, Bill Owens, George Reyes, Daniel H. Schulman and John W. Thompson. Charles M. Boesenberg has informed Symantec that he does not intend to stand for re-election to the Board. All of the nominees have been nominated by the Board’s Nominating Committee.

      Each director will hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the seven nominees recommended by Symantec’s management unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Symantec is not aware of any nominee who will be unable to or refuses to serve as a director. There is no family relationship between any director or executive officer of Symantec and any other director or executive officer of Symantec.

      The authorized number of directors is currently ten, and therefore three seats will remain vacant. The reason for this is that the Board intends to appoint additional directors to fill these seats once it identifies suitable candidates. Proxies submitted to Symantec cannot be voted at the meeting for nominees other than those named in this Proxy Statement, or any substitute nominee for any named nominee who is unable to or for good cause will not serve.

      For certain information about the current directors, see “Directors and Management — Directors and Executive Officers.”

Board Meetings and Committees

      The Board held a total of nine meetings during the fiscal year ended March 29, 2002. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board, and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served). The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee met six times during the fiscal year ended March 29, 2002, and was comprised of Mr. Miller, Mr. Owens, Mr. Reyes and Mr. Schulman. The Audit Committee assists the Board in its oversight of Symantec’s financial accounting, reporting and controls by meeting with members of management and Symantec’s independent auditors. The committee has the responsibility to review Symantec’s annual audited financial statements, and meets with management and the independent auditors at the end of each quarter to review the quarterly financial results. The Audit Committee meets with and considers suggestions from members of management, as well as the independent auditors, concerning Symantec’s financial operations. In addition, the committee considers and recommends the employment of, and approves the fee arrangements with, independent auditors for audit and other functions. The Audit Committee reviews Symantec’s accounting policies and internal controls. The Audit Committee has a written charter which was adopted on July 20, 2000, and which is attached hereto as Annex C.

      The Compensation Committee met four times during the fiscal year ended March 29, 2002, and was comprised of Ms. Amochaev, Dr. Halvorsen and Mr. Schulman. The Compensation Committee recommends cash-based and stock compensation for executive officers of Symantec, administers the company’s stock option and stock purchase plans and makes recommendations to the Board regarding such matters.

      The Nominating Committee met three times during the fiscal year ended March 29, 2002, and was comprised of Mr. Boesenberg and Mr. Schulman. The Nominating Committee recommends candidates for election to the company’s Board of Directors. The Nominating Committee does not accept suggestions for nominees recommended by stockholders.

Directors’ Compensation

      Non-employee members of the Board are paid a retainer under the 2000 Director Equity Incentive Plan (the “Director Plan”) of $25,000 annually. Not less than 50% of the retainer is paid in the form of an award of unrestricted, fully-vested shares of Symantec common stock. During fiscal year 2002, Ms. Amochaev, Mr. Boesenberg, and Mr. Owens each elected to receive 100% of the retainer in stock, and were awarded 974 shares at a per share price of $25.645 on April 17, 2001, with a remainder of $21.77 paid in cash. Mr. Miller elected to receive 80% of the retainer in stock, and was awarded 778 shares at a per share price of $25.645 on April 17, 2001, with a remainder of $5,048.19 paid in cash. Dr. Halvorsen, Mr. Reyes and Mr. Schulman each elected to receive 50% of the retainer in stock, and were awarded 486 shares at a per share price of $25.645 on April 17, 2001, with a remainder of $12,536.53 paid in cash. A partial pre-payment of Mr. Schulman’s annual retainer for fiscal year 2002 was made in October 2000.

      All members of the Board are entitled to receive coverage under Symantec’s Employee Medical plan. The annual fair market value of this arrangement per member of the Board is approximately $18,000.

      During fiscal year 2002, Ms. Amochaev, Mr. Boesenberg, Dr. Halvorsen, Mr. Miller, Mr. Owens, Mr. Reyes and Mr. Schulman each received a non-qualified stock option to purchase 20,000 shares of Symantec’s common stock at an exercise price of $25.645 per share. All of these options were granted automatically in April 2001, pursuant to the 1996 Plan. On April 23, 2002, each of these directors received a non-qualified stock option to purchase 10,000 shares of Symantec’s common stock at an exercise price of $37.49 per share. The award formula for nonqualified stock option grants under the 1996 Plan is as follows:

•	An initial stock option grant of 20,000 shares will be made to a new non-employee director upon joining the Board.

•	During fiscal year 2002 and prior years, continuing non-employee directors received an annual stock option grant of 20,000 shares (giving effect to the two-for-one stock dividend in January 2002). If Proposal No. 3 is approved, the annual stock option grant would be 16,000 shares in fiscal year 2003 and 12,000 shares in fiscal year 2004 and thereafter. (Continuing directors previously received a 10,000 share stock option grant in April 2002 and would receive a 6,000 share option grant in September 2002, for a total option grant of 16,000 shares for fiscal year 2003.)

•	If the Chairman of the Board is a non-employee director, then in lieu of the above grant, the Chairman receives an annual stock option grant of 20,000 shares.

The date of the annual grants is currently the date of the first Board meeting of each fiscal year, but would be changed to the date following each annual meeting of stockholders if Proposal No. 3 is approved. Directors who join the Board within six months of the date of the “continuing director” grant are not eligible to receive the grant. Options granted will vest over a four year period in accordance with the terms of the 1996 Plan, and shall remain exercisable for a period of seven months following the non-employee director’s termination as a director or consultant of Symantec.

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION

OF EACH OF THE SEVEN NOMINATED DIRECTORS.

Proposal No. 2 — Approval of Increase in Shares Authorized for Issuance Under Symantec’s 1996 Equity Incentive Plan

     Proposed Amendment

      At the meeting, Symantec’s stockholders and holders of Delrina exchangeable shares will be asked to consider and vote upon a proposal to amend Symantec’s 1996 Equity Incentive Plan (the “1996 Plan”), a copy of which is attached hereto as Annex A, to make available for issuance thereunder 6,400,000 additional shares of Symantec common stock, which will raise the 1996 Plan’s limit on shares that may be issued pursuant to awards granted thereunder from 42,472,204 to 48,872,204.

      The Board believes that the amendment to increase the shares of Symantec common stock available for issuance under the 1996 Plan is in the best interests of Symantec. The primary purpose of the 1996 Plan is to provide employees of Symantec with a convenient means to acquire an equity interest in Symantec, to provide to employees incentives based on an increase in the value of Symantec’s common stock, and to provide an incentive for continued employment. The Board believes that reserving additional shares is necessary to ensure that Symantec can meet these goals.

      Without the 6,400,000 shares that are the subject of this proposal, there are a total of 42,472,204 shares of Symantec’s common stock authorized for issuance upon the exercise of options granted under the 1996 Plan. This is in addition to the 6,000,000 shares reserved under the 2001 Non-Qualified Equity Incentive Plan which was approved by the Board in January 2001. As of June 30, 2002, a total of 12,356,625 shares had been purchased upon the exercise of options issued under the 1996 Plan, and a total of 23,438,558 shares of Symantec common stock were subject to outstanding options that have been granted pursuant to the 1996 Plan to an aggregate of approximately 3,349 persons, leaving 6,677,021 shares reserved for future stock option grants under the 1996 Plan. The outstanding options are exercisable at an average exercise price of $23.5489 per share. During fiscal year 2002, options to purchase 5,914,395 shares were granted by Symantec to employees and options to purchase 140,000 shares were granted to non-employee directors under the 1996 Plan. In addition, options to purchase 2,580,740 shares were canceled.

Summary of 1996 Equity Incentive Plan

      The following is a summary of the principal provisions of the 1996 Plan as proposed to be amended. This summary is qualified in its entirety by reference to the full text of the 1996 Plan, which is included as Annex A hereto.

      History. The 1996 Plan was adopted by the Board on March 4, 1996 and approved by the stockholders on May 14, 1996. The plan has been amended each year to increase the number of shares authorized for issuance, and in September 1998 to provide for annual “formula” option grants to non-employee directors. The 1996 Plan is due to terminate in May 2006.

      Administration. Symantec’s Compensation Committee currently administers the 1996 Plan. The Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Committee also has the authority to interpret the provisions of the 1996 Plan and of any awards granted thereunder and to modify awards granted under the 1996 Plan. The Committee may not, however, reprice options issued under the 1996 Plan without prior approval of the company’s stockholders.

      Eligibility. The 1996 Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of Symantec or of any parent, subsidiary or affiliate of Symantec as the Committee may determine. As of June 30, 2002, approximately 4,022 people were eligible to participate in the 1996 Plan. Over the term of the 1996 Plan, the following named executive officers have been granted options to purchase shares of Common Stock under the 1996 Plan as follows: John W. Thompson — 3,640,000 options, Greg Myers — 497,946 options, Gail Hamilton — 635,000 options, Dieter Giesbrecht — 511,500 options, and Rebecca Ranninger — 406,782 options. Over the term of the 1996 Plan, current executive officers as a group have been granted options to purchase 6,738,934 shares, current non-employee directors have been granted options to purchase 490,000 shares, and all current employees as a group, other than executive officers and directors, have been granted options to purchase 23,165,326 shares (excluding 1,635 options which were subject to cancellation). No person will be eligible to receive more than 500,000 shares in any calendar year pursuant to the grant of awards under the 1996 Plan other than new employees of Symantec, or any parent, subsidiary or affiliate of Symantec, who are eligible to receive up to a maximum of 800,000 shares in the calendar year in which they commence employment. A person may be granted more than one award under the 1996 Plan.

      Shares that are subject to issuance upon exercise of an option under the 1996 Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 1996 Plan but are forfeited or repurchased by Symantec at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 1996 Plan.

      Terms of Options. The Committee determines many of the terms and conditions of each option granted under the 1996 Plan, including whether the option is to be an incentive stock option (“ISO”) or a non-qualified stock option (“NQSO”), the number of shares for which the option will be granted, and the exercise price of the option and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 1996 Plan):

(a) Vesting and Exercisability: Options and restricted shares become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee in its discretion and as set forth in the related stock option or restricted stock agreement. To date, as a matter of practice, options under the plan have generally been subject to a four-year vesting period. The term of each option is also set by the Committee. However, no option may be exercisable after ten years from the date of grant, and no ISO granted to a 10% stockholder can be exercisable after five years from the date of grant.

(b) Exercise Price: Each stock option agreement states the related option exercise price, which may not be less than 100% of the fair market value of the shares of Symantec common stock on the date of the grant. The exercise price of an ISO granted to a 10% stockholder may not be less than 110% of the fair market value of shares of Symantec common stock on the date of grant. The exercise price for non-employee director formula option grants may not be less than 100% of the fair market value of the shares of Symantec common stock on the date of grant. On July 18, 2002, the fair market value of Symantec’s common stock was $31.57 (or an aggregate market value of $1.34 billion for all shares subject to issuance under options authorized for issuance pursuant to the 1996 Plan).

(c) Method of Exercise: The option exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in a number of other forms of consideration, including cancellation of indebtedness, fully paid shares of Symantec Common Stock, delivery of a promissory note, waiver of compensation due or accrued to an optionee for services rendered, through a “same day sale,” through a “margin commitment,” or any combination of the foregoing.

(e) Termination of Employment: If an optionee ceases to provide services as an employee, director, consultant, independent contractor or advisor to Symantec, or a parent, subsidiary or affiliate of Symantec (except in the case of death, disability, sick leave, military leave, or any other leave of absence approved by the Committee which does not exceed 90 days, or if reinstatement upon expiration of such leave is guaranteed by law), the optionee typically has three months to exercise any then-exercisable options except as may otherwise be provided. (See “Formula for Non-Employee Director Option Grants” below); provided, however, that the exercise period may be extended by the Committee for up to five years. A twelve-month exercise period applies in cases of optionee’s disability (as defined in the 1996 Plan) or death. If optionee is terminated for reason of having committed an alleged criminal act or intentional tort, optionee’s options expire upon termination.

(d) Recapitalization; Change of Control: The number of shares subject to any award, and the number of shares issuable under the 1996 Plan, are subject to proportionate adjustment in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change relating to the capital structure of Symantec without consideration. In the event of a dissolution or liquidation of Symantec, a merger or consolidation in which Symantec does not survive (other than a merger with a wholly owned subsidiary or where there is no substantial change in the stockholders of the corporation and the options granted are assumed, converted or replaced by the successor corporation), a merger in which Symantec is the surviving corporation, but after which the stockholders of Symantec cease to own an equity interest in Symantec, a sale of all or substantially all of Symantec’s assets or any other transaction that qualifies as a “corporate transaction” under Section 424(a) of the Code, all outstanding awards may be assumed, converted or replaced by the successor corporation, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders; provided that formula option grants to non-employee directors shall accelerate and be fully vested upon such merger, consolidation or corporate transaction.

(e) Other Provisions: The option grant and exercise agreements authorized under the 1996 Plan, which may be different for each option, may contain such other provisions as the Committee deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of Symantec to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

      Formula for Non-Employee Director Option Grants. Symantec will automatically grant options, in accordance with a formula, to each director of the company who is not an employee of Symantec (or of any parent or subsidiary of Symantec). As of July 18, 2002, seven directors were in the class of persons eligible to receive options. The award formula for nonqualified stock option grants is subject to amendment under Proposal No. 3, and is described under that proposal and in the section entitled “Director Compensation”.

      Amendment and Termination of the 1996 Plan. The Committee, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 1996 Plan or amend the 1996 Plan in any respect; provided that the Committee may not, without approval of the stockholders, amend the 1996 Plan in a manner that requires stockholder approval.

Federal Income Tax Information

      THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SYMANTEC AND PARTICIPATING EMPLOYEES ASSOCIATED WITH STOCK OPTIONS GRANTED UNDER THE 1996 PLAN. THE U.S. FEDERAL TAX LAWS MAY CHANGE AND THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY OPTIONEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1996 PLAN.

  Tax Treatment of the Optionee

      Incentive Stock Options. An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless the optionee is subject to the alternative minimum tax. If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the option grant date, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

      If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

      Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax (“AMT”). The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is currently 26% of an individual taxpayer’s alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

      Nonqualified Stock Options. An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s purchase price. The included amount must be treated as ordinary income by the optionee and may be subject to income tax withholding by Symantec (either by payment in cash or withholding out of the optionee’s salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss.

      Maximum Tax Rates. The maximum rate applicable to ordinary income is 39.1%. Long-term capital gain on stock held for more than twelve months will be taxed at a maximum rate of 20%. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

      Tax Treatment of Symantec. Symantec will be entitled to a deduction in connection with the exercise of a NQSO by a domestic employee or other person to the extent that the optionee recognizes ordinary income. Symantec will be entitled to a deduction in connection with the disposition of shares acquired under an ISO only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

      ERISA Information. The 1996 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

     New Plan Benefits

      The amounts of future option grants under the 1996 Plan to Symantec’s executive officers, employees and non-employee directors are not determinable because under the terms of the 1996 Plan such grants are made in the discretion of the Compensation Committee, except with respect to the formula grants made to non-employee directors that are described above. Future option exercise prices under the 1996 Plan are not determinable because they are based upon the fair market value of Symantec common stock on the date of grant. Consequently, it is not possible to determine exactly what benefits might be received by Symantec’s non-employee directors, executive officers and other employees under the 1996 Plan.

      The following table summarizes the benefits that were received by executive officers listed in the Summary Compensation Table, as well as the following groups, under the 1996 Plan during the fiscal year ending March 29, 2002:

	Number of	Exercise
	Shares	Price

John Thompson	1,000,000	$32.85
Greg Myers	90,000	$32.85
Gail Hamilton	135,000	$32.85
Dieter Giesbrecht	97,500	$32.85
Rebecca Ranninger	75,000	$32.85
Executive officer group (8 persons)	2,062,500	*
Non-executive director group (7 persons)	140,000	$25.645
Non-executive officer employee group	3,851,895	*

*	The exercise price of the options granted under the 1996 Plan is the fair market value of Symantec common stock on the date of grant.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

Proposal No. 3 — Approval of Amendment to Symantec’s 1996 Equity Incentive Plan to Modify Stock Option Grants to Directors

  Proposed Amendment

      At the meeting, Symantec’s stockholders and holders of Delrina exchangeable shares will be asked to consider and vote upon a proposal to amend Section 6.1 of the 1996 Plan, a copy of which is attached hereto as

Annex A, to (i) modify the annual stock option grant to continuing non-employee directors from 10,000 shares to 12,000 shares, with a transition grant of 6,000 shares to be made following the annual meeting in September 2002, with the effect that continuing non-employee directors, who received stock option grants of 20,000 shares in fiscal year 2002, would receive option grants of 16,000 shares in fiscal year 2003 and 12,000 shares in fiscal years 2004 and beyond, and (ii) change the time of the annual grant of these stock options from the first Board meeting following the first day of each fiscal year of Symantec, to the day after the Annual Meeting of Stockholders, beginning in September 2002.

      During fiscal year 2002 and prior years, continuing non-employee directors received an annual stock option grant of 20,000 shares (giving effect to the two-for-one stock dividend in January 2002). This annual stock option grant was not automatically adjusted as a result of the two-for-one stock dividend in January 2002. Therefore, continuing non-employee directors received a stock option grant of only 10,000 shares in April 2002. This proposal would provide continuing non-employee directors with an additional grant of 6,000 shares in September 2002 (for an aggregate of 16,000 shares in fiscal year 2003), and would increase the automatic grant to 12,000 shares for fiscal year 2004 and beyond. If stockholders do not approve this amendment, the 1996 Plan provides that continuing non-employee directors would receive annual stock option grants of 10,000 shares.

      The Board believes that the amendment to modify the amount and timing of formula grants to continuing non-employee directors under the 1996 Plan is in the best interests of Symantec. The purpose of making these formula grants under the 1996 Plan is to provide members of the Board with a convenient means to acquire an equity interest in Symantec, to provide to members of the Board incentives based on an increase in the value of Symantec common stock, and to provide an incentive for continued Board membership. The Board believes that by adopting the proposed changes to Section 6.1 of the 1996 Plan, Symantec can meet these goals.

     Summary of 1996 Equity Incentive Plan

      (see “Proposal No. 2 — Approval of Increase in Shares Authorized for Issuance Under Symantec’s 1996 Equity Incentive Plan — Summary of 1996 Equity Incentive Plan”)

     New Plan Benefits

      The following table summarizes the benefits that could be received by those non-employee directors who are nominees for election at the meeting under Section 6.1 of the 1996 Plan in fiscal years 2003 and 2004 if this proposal is adopted. For each of these formula option grants, the exercise price of the options granted will be the fair market value of Symantec common stock on the date of grant. Executive officers and other employees are not eligible to receive benefits under Section 6.1 of the 1996 Plan.

	Fiscal Year 2003	Fiscal Year 2004

	Number of	Number of
	Shares	Shares

Tania Amochaev	16,000	12,000
Per-Kristian Halvorsen	16,000	12,000
Robert S. Miller	16,000	12,000
Bill Owens	16,000	12,000
George Reyes	16,000	12,000
Daniel H. Schulman	16,000	12,000

Mr. Boesenberg has been omitted from this table since he has informed Symantec that he does not intend to stand for re-election to the Board and therefore would not be eligible to receive future benefits under Section 6.1 of the 1996 Plan.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

Proposal No. 4 — Approval of Symantec’s 2002 Executive Officers’ Stock Purchase Plan

      At the meeting, Symantec stockholders and holders of Delrina exchangeable shares will be asked to consider and vote upon a proposal to approve Symantec’s 2002 Executive Officers’ Stock Purchase Plan (the “2002 Plan”), a copy of which is attached hereto as Annex B. The 2002 Plan will make available to Symantec’s executive officers who are subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934 the opportunity to purchase Symantec common stock at fair market value by applying a portion or all of their respective bonus payments towards the purchase price. The maximum number of shares of Symantec common stock that may be issued under the 2002 Plan is 250,000. The maximum number of shares of Symantec common stock that may be purchased in any fiscal year by an executive officer under the 2002 Plan is 10,000.

      The Board believes that approval of the 2002 Plan is in the best interest of Symantec. The purpose of the 2002 Plan is to provide members of Symantec’s executive officers with a convenient means to acquire an equity interest in Symantec. Symantec’s executive officers are encouraged to hold at least 5,000 shares of Symantec common stock in order to provide incentives based on an increase in the value of Symantec common stock. It can be difficult, however, for Symantec’s executive officers to acquire Symantec common stock on the open market due to securities market regulations.

     Summary of the 2002 Executive Officers’ Stock Purchase Plan

      The following is a summary of the principal provisions of the 2002 Plan, as proposed for approval. This summary is qualified in its entirety by reference to the full text of the 2002 Plan which is attached as Annex B hereto.

      History. The 2002 Plan was adopted by the Board on July 16, 2002, and shall become effective on the date that it is approved by the stockholders of the company.

      Administration. The 2002 Plan permits either the Compensation Committee of the Board or a committee appointed by the Board and made up of at least two Board members to administer the 2002 Plan. The committee has the authority to interpret the 2002 Plan and to approve all grants of stock to executive officers under the 2002 Plan.

      Issuance of Stock. The 2002 Plan provides that executive officers of the company that have been designated as persons subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934 may elect to receive a portion of any amounts received as part of a payment made under an executive annual incentive plan in the form of an award of unrestricted, fully-vested shares of Symantec common stock. Elections must be made on or before November 15 of each year, and must specify the portion, from 0% to 100%, of the bonus to be paid in stock. In the event that no election is made by an executive officer on or before the election date, none of the executive officer’s bonus for the respective fiscal year shall be paid in stock. The number of shares of stock to be issued to an executive officer shall be the portion of the bonus the executive officer has elected to be paid in stock, divided by the closing price of Symantec common stock on the Nasdaq National Market on the business day preceding the payment of the bonus. The maximum number of shares of Symantec common stock that may be purchased in any fiscal year by an executive officer under the 2002 Plan is 10,000.

      Stock Reserved for Issuance. The aggregate number of shares of Symantec common stock that may be issued under the 2002 Plan is 250,000.

      Amendment and Termination of the 2002 Plan. The Board may amend, alter, suspend or discontinue the 2002 Plan at any time; provided that no amendment which increases the number of shares of stock issuable under the 2002 Plan shall be effective unless and until such increase is approved by the stockholders of the company.

     Federal Income Tax Information

      THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO EXECUTIVE OFFICERS ASSOCIATED WITH STOCK ISSUED UNDER THE 2002 PLAN.

      An executive officer will recognize taxable income at the time stock is issued under the 2002 Plan equal to the fair market value of the stock issued to the executive officer. This amount must be treated as ordinary income and may be subject to income tax withholding by Symantec. Upon resale of the shares by an executive officer, any subsequent appreciation or depreciation in the value of the stock will be treated as long-term or short-term capital gain or loss. The maximum rate applicable to ordinary income is 39.1%. Long-term capital gain on stock held for more than twelve months will be taxed at a maximum rate of 20%. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

      New Plan Benefits. Because the number of shares to be issued to executive officers under the 2002 Plan will depend on the amount of each executive officer’s bonus and on the portion of each bonus elected to be received in the form of stock by the respective executive officers, it is not possible to determine exactly what benefits might be received by Symantec’s executive officers under the 2002 Plan, nor is it possible to estimate what they might have received during fiscal year 2002 had the 2002 Plan been in place during this fiscal year.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4

Proposal No. 5 — Ratification of Selection of Independent Auditors

      The Board has selected Ernst & Young LLP as its principal independent auditors to perform the audit of Symantec’s financial statements for fiscal year 2003, and the stockholders are being asked to ratify this selection. Ernst & Young LLP audited Symantec’s financial statements for each of Symantec’s fiscal years 1989 through 2002. Representatives of Ernst & Young LLP will be present at the meeting and will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 5

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Exchange Act requires Symantec’s directors and officers, and persons who own more than 10% of Symantec’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish Symantec with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms furnished to Symantec and written representation from the executive officers and directors, Symantec believes that all Section 16(a) filing requirements were met in fiscal year 2002.

STOCKHOLDER PROPOSALS

      Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Symantec’s bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the company. To be timely for the 2003 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the company at the principal executive offices of the company between June 14, 2003, and July 14, 2003. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Symantec’s Bylaws.

      Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the company’s 2003 Annual Meeting of Stockholders must be received by the company not later than April 16, 2003 in order to be considered for inclusion in the company’s proxy materials for that meeting.

OTHER BUSINESS

      The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

AVAILABLE INFORMATION

      Symantec is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information filed by Symantec can be inspected and copies at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois, and 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Symantec’s common stock is listed on the Nasdaq National Market. Reports and other information concerning Symantec are available for inspection at the National Association of Securities Dealers, Inc. at 9513 Key West Avenue, Rockville, Maryland 20850. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

ANNEX A

SYMANTEC CORPORATION

1996 EQUITY INCENTIVE PLAN
(As proposed to be Amended)

      1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 22.

      2. Shares Subject to the Plan.

      2.1 Number of Shares Available. Subject to Sections 2.2 and 17, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 48,872,204 Shares. Subject to Sections 2.2 and 17, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

      2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

      3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction; and provided further, that unless otherwise determined by the Board, non-employee directors shall receive options only pursuant to the formula award provisions set forth in Section 6. No person will be eligible to receive more than 500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent, Subsidiary or Affiliate of the Company (including new employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate of the Company) who are eligible to receive up to a maximum of 800,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

      4. Administration.

      4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, except as provided in Section 6, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) amend any option agreements executed in connection with this Plan;

(k) determine whether an Award has been earned; and

(l) make all other determinations necessary or advisable for the administration of this Plan.

      4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

      4.3 Section 162(m) Requirements. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, all of whom are Outside Directors.

      5. Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

      5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

      5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

      5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

      5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 7 of this Plan.

      5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

      5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options; provided however, that options granted to non-employee directors pursuant to Section 6 shall remain exercisable for a period of seven (7) months following the non-employee director’s termination as a director or consultant of the Company or any Affiliate.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) Notwithstanding anything to the contrary herein, if the Participant is Terminated because of the Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, Participant’s Options shall not be exercisable and shall expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.

      5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

      5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

      5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (b) notwithstanding anything to the contrary elsewhere in the Plan, the Company will not reprice Options issued under the Plan by lowering the Exercise Price of a previously granted Award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower Exercise Price, without prior approval of the Company’s stockholders.

      5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

      6. Formula for Non-Employee Director Option Grants and Vesting.

      6.1 Grant of Formula Option. Options shall be granted to non-employee directors of the Company or any Affiliate (“non-employee directors”) during the term of this Plan as follows: (i) to the extent that a stock option has not already been granted to a non-employee director during the fiscal year of the Company in which such director becomes a director, a NQSO to purchase 20,000 shares will automatically be granted to such director upon such director’s joining the Board, (ii) a NQSO to purchase 12,000 shares will be granted to each non-employee director, other than a non-employee director acting as the Chairman of the Board on the day after the Annual Meeting of Stockholders, provided that no such grant shall be made to a director within six months of the initial grant to such director and with the exception that the award grant to a continuing director following the Annual Meeting of Stockholders in September 2002 shall be 6,000 shares, and (iii) a NQSO to purchase 20,000 shares will be granted each year to the non-employee director acting as the Chairman of the Board on the day after the Annual Meeting of Stockholders, provided, that no such grant shall be made to a director within six months of the initial grant to such director. Only non-employee directors who are neither an employee of the Company nor the holder of more than one percent of the Shares or a representative of any such stockholder shall be eligible for a formula option grant.

      6.2 Exercise Period for Formula Options. A non-employee director may exercise a granted option in whole or in part for any Vested Shares, as determined in accordance with Section 6.3 hereof; provided, however, that the option shall expire and terminate on the tenth anniversary of the date of grant, or earlier in accordance with the provisions of this Plan.

      6.3 Vesting of Formula Options. Twenty-five percent (25%) of the Shares shall vest on the First Vesting Date, as specified in the Stock Option Grant, with the remaining Shares vesting at the rate of 2.0833% of the total Shares per month over the subsequent three years (each a “Succeeding Vesting Date”) provided that the non-employee director provides services to the Company or a Parent, Subsidiary or Affiliate of the Company on the First Vesting Date and on each Succeeding Vesting Date thereafter. Shares that are vested pursuant to the vesting schedule set forth in this Section 6.3 are “Vested Shares” and are exercisable hereunder.

      7. Payment for Share Purchases.

      7.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(d) by waiver of compensation due or accrued to the Participant for services rendered; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

      7.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant, provided the Company has full recourse to the Participant relative to the guarantee.

      8. Withholding Taxes.

      8.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

      8.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee.

      9. Privileges of Stock Ownership.

      9.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price pursuant to Section 11.

      9.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

      10. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

      11. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Purchase Price.

      12. Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

      13. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

      14. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

      15. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

      16. No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

      17. Corporate Transactions.

      17.1. Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided that all formula option grants, pursuant to Section 6, shall accelerate and be fully vested upon such merger, consolidation or corporate transaction. In the event such successor corporation (if any) fails to assume or substitute Options pursuant to a transaction described in this Subsection 17.1, all Options will expire on such transaction at such time and on such conditions as the Board shall determine.

      17.2. Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 17, in the event of the occurrence of any transaction described in Section 17.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

      17.3. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

      18. Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of this Plan or any amendment increasing the number of Shares subject to this Plan is not obtained, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

      19. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.

      20. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, or change the designation of employees or class of employees eligible for participation in this Plan.

      21. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

      22. Definitions. As used in this Plan, the following terms will have the following meanings:

“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any award under this Plan, including any Option.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

“Company” means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the last trading day prior to the date of determination as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Outside Director” shall mean a person who satisfies the requirements of an “outside director” as set forth in regulations promulgated under Section 162(m) of the Code.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Plan” means this Symantec Corporation 1996 Equity Incentive Plan, as amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

ANNEX B

SYMANTEC CORPORATION’S

2002 EXECUTIVE OFFICERS’ STOCK PURCHASE PLAN

      1. Purpose

      The purpose of this Symantec Corporation 2002 Executive Officers’ Stock Purchase Plan (the “Plan”) is to provide Executive Officers of Symantec Corporation (the “Company”) with an opportunity to purchase Common Stock of the Company, $.01 par value (the “Stock”), using some or all of the amounts received by Executive Officers as part of any payment made under applicable Executive Annual Incentive Plans (the “Bonus”).

      2. Stock Issuance

      Subject to the approval of this Plan by the Stockholders of the Company, any Executive Officer of the Company may elect, pursuant to the provisions of Section 3 of this Plan, to receive a portion of his or her Bonus in the form of an award of unrestricted, fully vested shares of Stock. For purposes of this Plan, an “Executive Officer” is any officer of the Company that has been designated as a person subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended.

      3. Election by Executive Officers

      Each Executive Officer may, on or before November 15 of each year (the “Election Date”), make an irrevocable election to receive up to 100% of the Bonus payable to such Executive Officer in the form of shares of Stock. An Executive Officer may specify the portion, if any, from 0% to 100%, of the Bonus that shall be paid to such Executive Officer in shares of Stock, or a maximum number of shares to be purchased using a specified portion of the Bonus; provided, that if no election is made by an Executive Officer on or before the Election Date, such Executive Officer shall be deemed not to have elected to receive any of his or her Bonus in shares of Stock. Notwithstanding the foregoing, the maximum number of shares of Stock that may be purchased in any fiscal year by an Executive Officer under this Plan shall be 10,000 shares of Stock. Notice of an Executive Officer’s election shall be given to the corporate secretary of the Company. In the event an Executive Officer’s Bonus becomes payable on other than an annual basis, then elections shall be made in the manner and at the time as determined by the Compensation Committee of the Board of Directors, provided that such election must be made not less than 60 days prior to the date on which a Bonus is to be paid.

      4. Amount of Stock

      The number of shares of Stock to be issued to an Executive Officer pursuant to this Plan shall be the portion of the Bonus which the Executive Officer has elected to be paid in Stock, divided by the closing price of the Common Stock of the Company on The Nasdaq National Market on the business day immediately preceding the date on which the Bonus is paid. In the event that an executive Officer has specified the maximum number of shares to be purchased, the number of shares to be issued shall not exceed that number. If there are insufficient shares of Stock reserved for issuance under this Plan to satisfy elections made by all Executive Officers in a calendar year, then the available shares of Stock shall be allocated among Executive Officers in proportion to their respective elections.

      5. Number of Shares Reserved for Issuance

      The aggregate number of shares of Stock reserved for issuance under the Plan shall be 250,000 shares.

      6. Administration of Plan

      Compensation Committee Authority. This Plan will be administered by the Compensation Committee or by the Board acting as the Compensation Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board of Directors, the Compensation Committee shall have full power to implement and carry out this Plan. Without limitation, the Compensation Committee shall have the authority to: (i) construe and interpret this Plan and any other agreement or document executed pursuant to this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any agreement; and (iv) make all other determinations necessary or advisable for the administration of this Plan. Any determination made by the Compensation Committee will be made in its sole discretion and such determination will be final and binding on the Company and on all persons having an interest under this Plan.

      7. Withholding Taxes

      Whenever shares of Stock are to be issued under this Plan, the Company may require the Executive Officer to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares of Stock. When, under applicable tax laws, an Executive Officer incurs tax liability under this Plan and the Executive Officer is obligated to pay the Company the amount required to be withheld, the Compensation Committee may allow the Executive Officer to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the shares of Stock to be issued that number of shares of Stock having a fair market value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections to have shares of Stock withheld for this purpose will be made in writing in a form acceptable to the Compensation Committee.

      8. Privileges of Stock Ownership

      No Executive Officer will have any of the rights of a stockholder with respect to any shares of Stock until the shares of Stock are issued to the Executive Officer. After shares of Stock are issued to the Executive Officer, the Executive Officer will be a stockholder and have all the rights of a stockholder with respect to such Stock, including the right to vote and receive all dividends or other distributions made or paid with respect to such Stock.

      9. Certificates

      All certificates for Stock or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Compensation Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange or automated quotation system upon which the shares of Stock may be listed or quoted.

      10. Securities Law and Other Regulatory Compliance

      A transfer of shares of Stock will not occur unless such transfer is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the shares of Stock may then be listed or quoted, as they are in effect on the date of grant of transfer of shares of Stock. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for shares of Stock under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such shares of Stock under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the shares with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

      11. No Obligation to Employ

      Nothing in this Plan will confer or be deemed to confer on any Executive Officer any right to continue in the employ of, or to continue any other relationship with, the Company or any parent, subsidiary or affiliate of the Company or limit in any way the right of the Company or any parent, subsidiary or affiliate of the Company to terminate Executive Officer’s employment or other relationship at any time, with or without cause.

      12. Adoption of Plan and Effective Date

      This Plan will become effective on the date that it is adopted by the Board and approved by Stockholders of the Company (the “Effective Date”).

ANNEX C

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose:

      The Audit Committee is a standing committee of the Board of Directors (the “Board”) of Symantec Corporation (the “Company”). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board have established, and the audit process. Primary responsibility for the management of the Company’s financial reporting process and internal financial controls is vested in senior management.

Membership:

      The Audit Committee will be composed of at least three members of the Board, each of whom shall be independent of the Company, its management, and its subsidiaries. Members shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from the Company, its subsidiaries and management, nor have they had such relationship in the past three years. Each of the members of the Audit Committee shall be financially literate and at least one of whom shall have accounting or related financial management expertise. Audit Committee members shall all qualify as “outside” directors under the rules of the Nasdaq National Market. Audit Committee members shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as an Audit Committee member. All members will be appointed by and serve at the pleasure of the Board.

Responsibilities:

      In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the internal auditors, the independent accountant, and the Board.

2. Instruct the independent auditors that the Audit Committee of the Board is the auditor’s client.

3. Recommend to the Board the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

4. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

5. Confirm and assure the independence of the internal auditor reporting to the Chief Financial Officer and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

6. Inquire of management, the director of internal auditing, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7. Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

9. Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10. Consider and review with the independent accountant and the director of internal auditing:

•	The adequacy of the Company’s internal controls including computerized information system controls and security.

•	Any related significant findings and recommendations of the independent accountant and internal auditing together with management’s responses thereto.

11. Review with management and the independent accountant at the completion of the annual examination:

•	The Company’s annual financial statements and related footnotes.

•	The independent accountant’s audit of the financial statements and his or her report thereon.

•	Any significant changes required in the independent accountant’s audit plan.

•	Any serious difficulties or disputes with management encountered during the course of the audit.

•	Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

12. Consider and review with management and the director of internal auditing:

•	Significant findings during the year and management’s responses thereto.

•	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

•	Any changes required in the planned scope of their audit plan.

•	The internal auditing department budget and staffing.

•	The internal auditing department charter.

•	Internal auditing’s compliance with The IIA’s Standards for the Professional Practice of Internal Auditing (Standards).

13. Review filings with the SEC and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

14. Review with management and the independent accountant, the interim financial report before it is filed with the SEC or other regulators to determine that the independent auditors are satisfied with the disclosure and content of the financial report.

15. Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

16. Review with the director of internal auditing and the independent accountant the results of their review of the Company’s monitoring compliance with the Company’s code of conduct.

17. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

18. Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

19. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

20. The Committee may ask members of management or others to attend its meetings and provide pertinent information as necessary.

21. The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board.

Meetings:

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Except as otherwise provided by the Board, the Audit Committee may make, alter and repeal rules for the conduct of its business. In the absence of such rules, the Audit Committee shall conduct its business in the same manner as the Board conducts its business pursuant to the bylaws of the Company.

Reports and Minutes:

      The Audit Committee shall maintain minutes of each of its meetings, which minutes shall be filed in the Company’s minute book along with the minutes of the meetings of the Board. The Audit Committee will record its recommendations to the Board in written reports, which reports will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

Communication Between Meetings:

      The Chief Financial Officer will communicate with the Chairman of the Audit Committee between meetings as requested. In addition, the Chief Financial Officer will keep the Chairman of the Audit Committee informed of all material matters related to the responsibilities of the Committee which the Chief Financial Officer believes need to be known by the Chairman of the Audit Committee prior to the next regularly scheduled meeting.

Review of Charter:

      This Charter shall be reviewed annually by the Board for adequacy and shall be amended if necessary.

PROXY

SYMANTEC CORPORATION

WORLD HEADQUARTERS
20330 STEVENS CREEK BOULEVARD
CUPERTINO, CALIFORNIA 95014

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 12, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) appoints Gregory Myers and Arthur F. Courville, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Symantec Corporation (“Symantec”) and all of the Exchangeable Shares of Delrina Corporation, a wholly owned subsidiary of Symantec, that are held of record by the undersigned as of July 18, 2002 which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Symantec to be held on September 12, 2002, at Symantec Corporation, World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California, at 10:00 a.m., (Pacific Time), and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1.	Proposal to elect the following directors;

NOMINEES: (01) Tania Amochaev, (02) Per-Kristian Halvorsen, (03) Robert S. Miller, (04) Bill Owens, (05) George Reyes, (06) Daniel H. Schulman and (07) John W. Thompson

FOR ALL NOMINEES	[ ]	[ ]	WITHHELD FROM ALL NOMINEES

[ ]

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Amendment of Symantec’s 1996 Equity Incentive Plan to increase the shares authorized for issuance thereunder:	[ ]	[ ]	[ ]
3.	Amendment of Symantec’s 1996 Equity Incentive Plan to modify stock option grants to directors:	[ ]	[ ]	[ ]
4.	Adoption of Symantec’s 2002 Executive Officer’s Stock Purchase Plan:	[ ]	[ ]	[ ]
5.	Ratification of the selection of Ernst & Young LLP as the independent auditors:	[ ]	[ ]	[ ]

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			[ ]

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:

Date:

Signature:

Date: